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EXHIBIT 99.1


News Release
For Immediate Release:                                      For More Information
Contact:
September 25, 2001                                                 ECON Investor
Relations, Inc.
Dawn Van Zant
                                                                  1-800-665-0411
                                                      dvanzant@investorideas.com


EUROTECH, Ltd. Acquires Sub-Surface Remote Sensing Technology Trylon Metrics 3D Electromagnetic Radiography(TM) and Acoustic Core(TM) Technologies Complement Eurotech's EKORT Nuclear Remediation Product

Fairfax, Virginia, September 25, 2001 - EUROTECH, Ltd., (AMEX: EUO), announced today that it acquired from Trylon Metrics Inc. the world wide rights to proprietary and patented remote sensing technologies referred to as Electromagnetic Radiography(TM) and Acoustic Core(TM) in an all stock purchase transaction.

This new capability will enhance the market potential for Eurotech's radiation-resistant EKORT. Eurotech can now offer integrated environmental remediation products, assessment, and monitoring services throughout the life cycle of a nuclear remediation or hazardous waste cleanup project. Electromagnetic Radiography and Acoustic Core technologies provide 3D images of subsurface contaminants with a high degree of discrimination and precision. The technologies offer large area coverage at high resolution that are significantly more cost effective than monitoring methods currently used for environmental assessments.

These non-intrusive sensing technologies may be employed at potentially contaminated DOE sites such as the Hanford Nuclear Site, where some of the 177 tanks containing 53 million gallons of radioactive waste are suspected "leakers". Eurotech's new assessment technologies can identify the "leakers", quantify the contamination and monitor its migration. Today, such sub-surface assessments are made by drilling and evaluating numerous bore holes in the soil, which can cost more than $500,000 per hole, and then give only a limited picture of the subsurface picture. The accuracy of these assessment methods is dependent upon many variables including the number of bore holes per acre and the math models used to estimate the contamination surrounding the holes. In contrast, each Electromagnetic Radiography and Acoustic Core unit is capable of imaging and characterizing the complete subsurface volume of greater than 20 acres per day to depths of more than 150 feet at a fraction of the cost.

Subsurface contamination has been identified as one of the top five problems areas within the DOE's Office of Environmental Management (EM). Eurotech believes that the Electromagnetic Radiography and Acoustic Core technology can meet many of the needs of the DOE's high priority subsurface contamination problem area and complements Eurotech's EKOR material to meet many of the needs within all of EM's problem areas. The assessment technologies also have application in marine environmental remediation for detection of contaminants in marine sediments such as PCB's in the Hudson River Basin.

These technologies have been evaluated by Sandia National Laboratory and validated in projects conducted with such government agencies as EPA, Corp of Engineers, US DOE Oakridge and INEEL. Don Hahnfeldt, President and CEO of Eurotech, said "The combination of Electromagnetic Radiography and Acoustic Core with EKOR gives Eurotech a comprehensive package of solutions for the evaluation and remediation of many nuclear waste issues at US Department of Energy nuclear sites."

For additional information about Eurotech and its technologies visit the Company website www.eurotechltd.com.

Certain information and statement included in this release constitute "forward-looking statements" within the meaning of the Federal Privates Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements.

                                     # # #

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